EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18

U.S.C. SECTION 1350,

AS ADOPTED

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY

ACT OF 2002

In connection with the quarterly report of ROCKY MOUNTAINS GROUP LTD (the “Company”) on Form 10-Q for the period ended November 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), The undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 31, 2025	By:	/s/ ZONGHAN WU
Zonghan Wu
Chief Executive Officer, President, Secretary, Treasurer, Director
(Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.